EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Infocrossing, Inc.:

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-110191) pertaining to the 2002 Stock Option and Stock Appreciation Rights Plan of Infocrossing, Inc. and subsidiaries, Registration Statement (Form S-8 No. 333-46720) pertaining to the Amended and Restated 1992 Stock Option and Stock Appreciation Rights Plan of Infocrossing, Inc. and Registration Statements (Form S-3 No. 333-45663, Form S-3 No. 33-94040, Form S-3 No. 333-110173 and
Amendment No. 2 to the Registration Statement on Form S-3 No. 333-114417) of our report dated March 29, 2004, with respect to the statements of assets, liabilities, and affiliate investment of Acxiom Los Angeles Data Center (a business unit of Acxiom Corporation) as of June 30, 2003, December 31, 2002, and December 31, 2001, and the related statements of operations and cash flows for the six months ended June 30, 2003, and for the years ended December 31, 2002 and 2001 included in Amendment 1 of the Current Report (Form 8-K/A) for the acquisition of ITO Acquisition Corp by Infocrossing, Inc. on April 2, 2004.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-110191) pertaining to the 2002 Stock Option and Stock Appreciation Rights Plan of Infocrossing, Inc. and subsidiaries, Registration Statement (Form S-8 No. 333-46720) pertaining to the Amended and Restated 1992 Stock Option and Stock Appreciation Rights Plan of Infocrossing, Inc. and Registration Statements (Form S-3 No. 333-45663, Form S-3 No. 33-94040, Form S-3 No. 333-110173 and
Amendment No. 2 to the Registration Statement on Form S-3 No. 333-114417) of our report dated March 29, 2004, with respect to the statements of assets, liabilities, and affiliate investment of Systems Management Specialists, Inc. West Coast Division (a business unit of Systems Management Specialists, Inc.) as of November 30, 2002 and December 31, 2001, and the related statements of operations and cash flows for the eleven months ended November 30, 2002, and for the year ended December 31, 2001 included in Amendment 1 of the Current Report (Form 8-K/A) for the acquisition of ITO Acquisition Corp by Infocrossing, Inc. on April 2, 2004.








/s/ MOORE STEPHENS WURTH FRAZER AND TORBET, LLP

Orange, California
June 10, 2004